UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 11, 2019

Date of Report (Date of earliest event reported)

POSITIVE PHYSICIANS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38814	83-0824448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

100 Berwyn Park, Suite 220 850 Cassatt Road, Berwyn, PA		19312
(Address of principal executive offices)		(Zip Code)

(888) 335-5335

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On March 27, 2019, the Company completed the sale and issuance of 3,615,500 shares of its common stock in the Company’s initial public offering at a price of to the public of $10.00 per share. The gross proceeds of the offering were $36,155,000. The Company’s common stock is listed for trading on The NASDAQ Capital Market and trades under the symbol “PPHI”.

Griffin Financial Group LLC acted as the Company’s sole underwriter for the offering.

A copy of the press release announcing the completion of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Press Release dated April 11, 2019, regarding closing of stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVE PHYSICIANS HOLDINGS, INC.

Dated: April 11, 2019

	By:	/s/ Daniel A. Payne
	Name:	Daniel A. Payne
	Title:	Chief Financial Officer

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